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                                                              EXHIBIT 3.1


                                                         FEDERAL IDENTIFICATION
                                                                  NO 04-3039129

                         The Commonwealth of Massachusetts
                              MICHAEL JOSEPH CONNOLLY
                                 Secretary of State
                     ONE ASHBURTON PLACE, BOSTON, MASS: 02108
                         RESTATED ARTICLES OF ORGANIZATION
                       General Laws, Chapter 156B, Section 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B Section 114. Make check payable to the Commonwealth of Massachusetts.

We,       Joshua Boger             , President
     Richard H. Aldrich            , Clerk  of
          Vertex Pharmaceuticals Incorporated
               (Name of Corporation)
located at 40 Allston Street, Cambridge, Massachusetts 02139 do hereby certify that the following restatement of the articles of organization of the
corporation was duly adopted at a meeting held on   May 24  , 1991, by vote of

1,080,000      shares of common    out of 2,702,500 shares outstanding,
               (Class of Stock)
5,051,955      shares of Series A
               Convertible Preferred Stock   out of 5,279,227 shares
                    outstanding, and
               (Class of Stock)
1,343,655      shares of Series B
               Convertible Preferred Stock   out of 1,404,000 shares
                    outstanding,
               (Class of Stock)
*
being at least two-third of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

     1.   The name by which the corporation shall be known is:
               Vertex Pharmaceuticals Incorporated

     2.   The purpose for which the corporation is formed are as follows:
          To develop, manufacture, market, and sell pharmaceutical products. To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts whether or not related to those referred to in the foregoing paragraph.

* 571,429 shares of Series C Convertible Preferred Stock out of 571,429 shares outstanding Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.


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     3.   The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                    Without Par Value             With Par Value
Class of Stock      Number of Shares         Number of Shares    Par Value
--------------      -----------------        ----------------    ---------

Preferred                None                 1,000,000               $.01

Common                   None                25,000,000               $.01

     *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

               See Attached.




     *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

               None.




     *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

               See Attached.








*If there are no such provisions, state "None".



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                                     AMENDMENTS

1.   Article 3 is amended as follows:

(i) Every three shares of the Common Stock, $.01 par value, of the Corporation outstanding on the effective date of these Restated Articles of Organization shall on such effective date be combined into two shares of Common Stock, $.01 par value; provided, that no fractional shares shall be issued in connection with such combination and the fair value of fractional shares resulting therefrom shall be paid in cash to holders who would otherwise have received such fractional shares; and provided, further, that in connection with the foregoing, no changes shall be made in the capital or surplus account of the Corporation.

(ii) In connection and simultaneously with the combination described above, the authorized Common Stock, $.01 par value, of the Corporation shall be reduced from 11,024,000 shares to 7,349,333 shares; provided, that in connection with the foregoing, no changes shall be made in the capital or surplus account of the Corporation.

(iii) Every three shares of each series of the Convertible Preferred Stock, $.01 par value, of the Corporation outstanding on the effective date of these Restated Articles of Organization shall on such effective date, pursuant to the terms of such Convertible Preferred Stock, be automatically converted into two shares of Common Stock, $.01 par value; provided, that no fractional shares shall be issued in connection with said conversion and the fair value of fractional shares resulting therefrom shall be paid in cash to holders who would have otherwise received such fractional shares.

(iv) In connection and simultaneously with the conversion described above, the entire class, including each series of such class, of Convertible Preferred Stock, $.01 par value, of the Corporation shall be cancelled and withdrawn from the authorized capital stock of the Corporation.

(v) Immediately following the foregoing, the amount of the authorized capital stock of the Corporation shall be increased to 26,000,000 shares, consisting of 25,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value.

2.   Article 4 is amended as follows:

(i) The class of Preferred Stock, S.01 par value, authorized pursuant to Article 3 is authorized to be issued by the Board of Directors, in one or more series, as set forth in Article 4 of these Restated Articles of Organization.


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3. Article 6 is amended as follows:

(i) The first paragraph, relating to Amendment of the By-Laws, is designated as Part A.

(ii) The second paragraph, relating to Meetings of Stockholders, is designated as Part B.

(iii)The third paragraph, relating to Partnership Agreements, is designated as Part C.

(iv) The fourth paragraph, relating to liability of Directors, is designated as Part D.

(v) There is added as a new Part E provisions relating to (a) the election of a classified Board of Directors, (b) nomination of directors, (c) filling of newly created directorships and vacancies, (d) removal of directors, (e) election of directors by holders of Preferred Stock, and (f) amendment or repeal of the provisions set forth in Part E.

                                          2
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                                     ARTICLE 4
A.   Common Stock

     The holders of shares of Common Stock of the Corporation shall be entitled to one vote for each share of such stock held by them, respectively, upon all matters presented to the stockholders. The Common Stock shall be subject to the special provisions applicable to any series of Preferred Stock issued by the Board of Directors, as hereinafter provided.

B.   Preferred Stock.

     The Preferred Stock may be issued by the Board of Directors, in one or more series and with such rights, powers, preferences, and terms and at such times and for such consideration as the Board of Directors shall determine, without further stockholder action. With respect to any such series of Preferred Stock, prior to issuance, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify that number of shares to be included in the series, and shall fix the rights, powers, preferences, and terms of the shares of the series, including but without limitation: (1) the dividend rate, its preference as to any other class or series of capital stock, and whether dividends will be cumulative or non cumulative; (ii) whether the shares are to be redeemable and, if so, at what times and prices and on what other terms and conditions; (iii) the terms and amount of any sinking fund provided for the purchase of redemption for the shares; (iv) whether the shares shall be convertible or exchangeable and, if so, the times, prices, rates, adjustments, and other terms of such conversion or exchange; (v) the voting rights, if any, applicable to the shares in addition to those prescribed by law; (vi) the restrictions and conditions, if any, on the issue or reissue of any additional shares of such series or of any other series of Preferred Stock ranking on a parity with or prior to the shares of such series; and (vii) the rights of the holders of such shares upon voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

                                         4A

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                                     ARTICLE 6
A.   Amendment of By-Laws

     To the extent and the manner provided in the By-Laws, the Board of Directors may make, amend, or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law or by the By-Laws requires action by the stockholders.

B.   Meetings of Stockholders

     To the extent and in the manner provided in the By-Laws, meetings of the stockholders may be held anywhere within the Commonwealth of Massachusetts or elsewhere in the United States.

C.   Partnership Agreements

     The Corporation may enter into partnership agreements (general or limited) and joint ventures with any person, firm, association, or corporation engaged in carrying on any business in which the Corporation is authorized to engage, or in connection with carrying out all or any of the purposes of the Corporation.

D.   Liability of Directors

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 61 or 62 of the Business Corporation Law, Chapter 156B, of the Commonwealth of Massachusetts, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

E.   Board of Directors

     1. Number, Election and Terms. Subject to the rights of the holders of any series of Preferred Stock to elect directors who shall serve for such term and have such voting powers as shall be provided in Article 4 of these Articles, the Board of Directors shall consist of such number of persons as shall be provided in the Corporation's By-Laws. The Board of Directors shall be classified with respect to the time for which its members shall severally hold office by dividing them into three classes, as nearly equal in number as possible, with the term of office of one class expiring at the annual meeting of stockholders each year. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors


                                          6A
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is changed, any increase or decrease shall be apportioned by the Board of
Directors among the classes so as maintain the number of directors in each class as nearly equal as possible. Each director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected and shall qualify. No director need be a stockholder.

     2. Nomination. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given within the time and in the manner provided in the By-Laws.

     3. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of Director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     4. Removal of Directors. Any director may be removed from office by stockholder vote at any time, but only for cause, by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any director may also be removed from office for cause by vote of a majority of the directors then in office.

     5. Directors Elected by Holders of Preferred Stock. Whenever the holders of any class or series of Preferred Stock or of any other class or series of shares issued by the Corporation shall have the right, voting separately as a class or series, to elect one or more directors under specified circumstances, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Articles applicable to such class or series, and none of the provisions of this Part E shall apply with respect to directors so elected.

     6. Amendment, Repeal, etc. Notwithstanding any other provision of these Articles to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Part E or any provision thereof.

                                         6B


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 *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 3, 4 and 6.

(*If there are no such amendments, state "None".)

Briefly describe amendments in space below:

See Attached.






IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed
our names this    30th   day of    July  in the year  1991

          /S
        -------------------------------
          Joshua Boger                  President

          /S
        -------------------------------
          Richard H. Aldrich            Clerk


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                         THE COMMONWEALTH OF MASSACHUSETTS

                         RESTATED ARTICLES OF ORGANIZATION
                      (General Laws, Chapter 156B, Section 74)



     I hereby approve the within restated articles of organization and, the filing fee in the amount of $19,150.67 having been paid, said articles are
deemed to have been filed with me this 31st   day of   July,   1991




                           /S/
                         -----------------------
                         MICHAEL JOSEPH CONNOLLY
                            Secretary of State



                      TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT TO:

     Timothy B. Bancroft, Esq.
     Warner & Stackpole
     75 State Street, Boston, MA 02109
     Telephone  (617) 951-9000

                                   Copy Mailed